                                                                  EXHIBIT (a)(3)

                       NOTICE OF GUARANTEED DELIVERY FOR

                        IMPAC COMMERCIAL HOLDINGS, INC.

            OFFER TO PURCHASE FOR CASH UP TO 2,020,367 SHARES OF ITS

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                     AT A PURCHASE PRICE OF $5.75 PER SHARE

     As set forth in Section 4 of the Offer to Purchase, dated April 24, 2000, (the "Offer to Purchase"), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer by Impac to purchase the shares (the "Offer") if:

          i. certificates representing shares of Common Stock, par value $0.01 per share, of Impac, a Maryland corporation, are not immediately available or cannot be delivered to Equiserve Trust Company, N.A. (the "Depositary"); or

          ii. the procedure for book-entry transfer cannot be completed on a timely basis; or

          iii. time will not permit all of the required documents to reach the Depositary before 12:00 Midnight on Friday, May 19, 2000.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the Expiration Date as defined in Section 1 of the Offer to Purchase. See Section 4 of the Offer to Purchase.

                        The Depositary for the Offer is:

                         EQUISERVE TRUST COMPANY, N.A.

                  By Mail:                                Facsimile transmission:
       EquiServe Trust Company, N.A.                           (781) 575-4826
          Attn: Corporate Actions                (for eligible guarantor institutions only)
               P.O. Box 9573                               Confirm by telephone:
           Boston, MA 02205-9573                               (781) 575-4816
                  By Hand:                         By overnight delivery or express mail:
       EquiServe Trust Company, N.A.             Securities Transfer & Reporting Services,
          Attn: Corporate Actions                                   Inc.
            40 Campanelli Drive                  c/o EquiServe Trust & Reporting Services,
            Braintree, MA 02184                                     Inc.
                                                        100 William Street, Galleria
                                                             New York, NY 10038

     Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to Impac, the Dealer Managers (as defined in the Offer to Purchase) or the Information Agent (as defined in the Offer to Purchase) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 4 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders the above described shares, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 7, 1998, between Impac and BankBoston N.A., to Impac at a purchase price of $5.75 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the "Offer," receipt of which is hereby acknowledged. Unless the context requires other wise, all references to shares herein shall include the associated preferred stock purchase rights. No additional consideration will be paid for the preferred stock purchase rights.

                                    ODD LOTS

     To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares.

     On the date hereof, the undersigned either (check one):

        [ ] was the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

        [ ] is a broker, dealer, commercial bank, trust company or other nominee that:

    a. is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder; and

    b. believes, based upon representations made to it by each such beneficial owner, that each such person was the beneficial owner of an aggregate of fewer than 100 shares, and is tendering all of such shares.

Certificate No(s) (if available):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If shares will be tendered by book-entry transfer, provide the following information:
Account No.:

--------------------------------------------------------------------------------

Name(s)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

Address(es)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Area code and telephone number ( )
                                ------------------------------------------------

SIGN HERE:
             -------------------------------------------------------------------

Dated:                                                                    , 2000
      --------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the securities transfer agents medal lion program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17ad-15 under the Securities Exchange Act of 1934, as amended, each of the foregoing constituting an "eligible guarantor institution," guarantees the delivery to the Depositary of the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the Depositary's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof and any other required documents, all within three American Stock Exchange trading days of the date hereof.

Name of Firm:
  -----------------------------------
                                              ------------------------------------------
                                              AUTHORIZED SIGNATURE
Address:                                      Name:
------------------------------------------    ------------------------------------------
                                              Title:
------------------------------------------    ------------------------------------------
Zip Code
Area Code and                                 Dated: --------- , 2000
Telephone Number:
  ------------------------------

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3